Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unisys Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-51887, 333-73399, 333-40012, 333-103324, 333-114718, 333-145429, 333-156569, 333-171004, 333-171005, 333-192040) on Form S-8 and in the Registration Statements (No. 333-155735, 333-161905, 333-181874) on Form S-3 and in the Registration Statement (No. 333-74745) on Form S-4 of Unisys Corporation of our report dated February 24, 2014, with respect to the consolidated balance sheets of Unisys Corporation as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, deficit and cash flows for each of the years in the three year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears or is incorporated by reference in the December 31, 2013 Annual Report on Form 10-K of Unisys Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 24, 2014